Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36205) pertaining to the Zions Bancorporation Payshelter 401(k) Plan of our report dated June 13, 2003, with respect to the financial statements and schedule of the Zions Bancorporation Payshelter 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/S/    ERNST & YOUNG LLP

Salt Lake City, Utah

June 25, 2003

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